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                                                                   Exhibit 23.05



The Board of Directors
Tri-City Electrical Contractors, Inc.:


We consent to incorporation by reference of our report dated February 16, 1998 with respect to the consolidated balance sheets of Tri-City Electrical Contractors, Inc. as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 and to reference our firm under the heading "Experts" in the Form S-4 of Building One Services Corporation dated June 25, 1999.


                                                /s/ KPMG LLP
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Orlando, Florida
June 25, 1999